UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2023

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 N St NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-295-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously announced, on September 6, 2022, Cogent Infrastructure, Inc., a Delaware corporation (the “Buyer”) and a direct wholly owned subsidiary of Cogent Communications Holdings, Inc. (“Cogent”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Sprint Communications LLC, a Kansas limited liability company (“Sprint Communications”) and an indirect wholly owned subsidiary of T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), and Sprint LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of T-Mobile (the “Seller”), providing for the acquisition by Cogent of the U.S. long-haul fiber network (including the non-U.S. extensions thereof) of Sprint Communications and its subsidiaries (the “Wireline Business”). In accordance with the terms and conditions set forth in the Purchase Agreement, on May 1, 2023 (the “Closing Date”), Cogent purchased from the Seller all of the issued and outstanding membership interests (the “Purchased Interests”) of Wireline Network Holdings LLC, a newly formed Delaware limited liability company that, following an internal restructuring, holds Sprint Communications’ assets and liabilities relating to the Wireline Business (such transactions contemplated by the Purchase Agreement, collectively, the “Transaction”).

On the Closing Date, the Buyer consummated the Transaction pursuant to the terms of the Purchase Agreement, providing a purchase price of $1 payable to the Seller for the Purchased Interests, subject to adjustments for cash, working capital and other customary items, which resulted in the Buyer paying to the Seller approximately $61.1 million.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, which is filed as Exhibit 2.1 to Cogent’s Current Report on Form 8-K filed on September 7, 2022, and is incorporated herein by reference.

Item 1.01.  Entry into a Material Definitive Agreement.

Transition Services Agreement

On the Closing Date, the Buyer entered into a transition services agreement (the “TSA”) with the Seller, pursuant to which the Seller and certain of its affiliates will provide to the Buyer and its affiliates, and the Buyer and certain of its affiliates will provide to the Seller and certain of its affiliates, on an interim basis following the Closing Date, certain specified services (the “Transition Services”) to ensure an orderly transition following the purchase and sale of the Wireline Business. The services to be provided by the Seller and its affiliates include, among others, information technology support, back office and finance, real estate and facilities, vendor and supply chain management and human resources. The services to be provided by the Buyer and its affiliates include, among others, information technology and network support, finance and back office and other wireless business support.

The Transition Services are generally intended to be provided for a period of up to two years following the Closing Date, although such period may be extended for an additional one-year term by either party upon 30 days’ prior written notice. The fees for the Transition Services will be calculated by reference to the historic practice of and allocations of resources to support the Wireline Business or the other business of the Seller and its affiliates, as applicable, during the two (2) months prior to the Closing Date. Any third-party costs incurred in providing the Transition Services will be passed on to the party receiving such services at cost.

Either party to the TSA may terminate the agreement (i) with respect to any individual service for convenience upon 30 days’ prior written notice or (ii) in its entirety if the other party has failed to perform any of its material obligations and such failure is not cured within 30 days. The TSA provides for customary indemnification and limits on liability.

Commercial Services Agreements

On the Closing Date, T-Mobile USA, Inc., a Delaware corporation and direct subsidiary of T-Mobile (“TMUSA”), entered into an agreement for IP transit services (the “IP Transit Agreement”), pursuant to which TMUSA will pay an affiliate of Cogent an aggregate of $700 million, consisting of (i) $350 million in equal monthly installments during the first year after the Closing Date and (ii) $350 million in equal monthly installments over the subsequent 42 months.

In addition, on the Closing Date, the Buyer and TMUSA entered into an agreement for colocation, connectivity and voice services (the “Customer Subscriber Agreement”), pursuant to which the Buyer and certain of its affiliates will provide such services to the Seller for a per service monthly fee plus certain third-party costs incurred in providing the services.

The foregoing descriptions of the TSA, the IP Transit Agreement and the Customer Subscriber Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and are incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 insofar as it relates to the Transaction.

Item 7.01.  Regulation FD Disclosure.

On May 1, 2023, Cogent issued a press release announcing the closing of the Transaction, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Except for historical information and discussion contained herein, statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this Current Report on Form 8-K are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including risks related to the Transaction, such as the risk that any announcements relating to the Transaction could have adverse effects on the market price of Cogent’s common stock; the risk that the Transaction and its consummation could have an adverse effect on the ability of Cogent to retain customers, to retain and hire key personnel or to maintain relationships with its suppliers and customers and on its operating results and businesses generally; the risk that problems may arise in successfully integrating Cogent’s business with the Wireline Business, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve cost-cutting synergies or that it may take longer than expected to achieve those synergies and other factors; and other risks discussed from time to time in Cogent’s filings with the Securities and Exchange Commission, including, without limitation, Cogent’s Annual Report on Form 10-K for the year ended December 31, 2022. Cogent undertakes no duty to update any forward-looking statement or any information contained in this Current Report on Form 8-K or in other public disclosures at any time.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
Number	Description

10.1	Transition Services Agreement, dated as of May 1, 2023, by and between Cogent Infrastructure, Inc. and Sprint LLC.*†

10.2	IP Transit Agreement, dated as of May 1, 2023, by and between Cogent Communications, Inc. and T-Mobile USA, Inc. †

10.3	Customer Subscriber Agreement, dated as of May 1, 2023, by and between Cogent Infrastructure, Inc. and T-Mobile USA, Inc.*†

99.1	Press Release of Cogent Communications Holdings, Inc., dated May 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	In accordance with Item 601(a)(5) of Regulation S-K, certain schedules (or similar attachments) to this exhibit have been omitted from this filing. The registrant will provide a copy of any omitted schedule to the Securities and Exchange Commission or its staff upon request.

†	In accordance with Item 601(b)(10)(iv) of Regulation S-K, certain information (indicated by “[***]”) has been excluded from this exhibit. The registrant will provide an unredacted copy of the exhibit on a supplemental basis to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 1, 2023

Cogent Communications Holdings, Inc.

By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer